EXHIBIT 23

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-3, No. 333-138417, 333-15533, 33-58736, 33-60229, 33-78760, 33-72170,
33-68542) and (Forms  S-8,  No.  33-45348,  33-75466,  33-88826,   333-87153,
333-89308 and 333-123712) of Enzo Biochem, Inc. and in the related Prospectus of our report dated October 5, 2006, with respect to the consolidated financial statements and schedule of Enzo Biochem, Inc., included in this Form 10-K/A for the fiscal year ended July 31, 2006.



/s/ Ernst & Young LLP
Melville, New York
March 28, 2007